Exhibit 99.1

NEWS
FOR IMMEDIATE RELEASE	CONTACT:	John E. Peck
President and CEO (270) 885-1171

HOPFED BANCORP, INC. REPORTS THIRD QUARTER RESULTS

HOPKINSVILLE, Ky. (October 28, 2013) – HopFed Bancorp, Inc. (NASDAQ: HFBC) (the “Company”), the holding company for Heritage Bank USA, Inc. (the “Bank”), today reported results for the three and nine month periods ended September 30, 2013. For the three month period ended September 30, 2013, the Company’s net income available to common shareholders was $536,000, or $0.07 per share, basic and diluted, compared to net income available to common shareholders of $819,000, or $0.11 per share basic and diluted, for the three month period ended September 30, 2012. For the nine month period ended September 30, 2013, the Company’s net income available to common shareholders was $2.7 million, or $0.36 per share, basic and diluted, compared to a net income attributable to common shareholders of $2.2 million, or $0.29 per share basic and diluted, for the nine month period ended September 30, 2012.

Commenting on the third quarter results, John E. Peck, President and Chief Executive Officer, said, “The Company’s net interest income for the three month period ended September 30, 2013, improved compared to the three month periods ending June 30, 2013, and September 30, 2012. The improved levels of net interest income are the result of our ability to reduce our interest expense by $298,000 on a linked quarter basis. As compared to the three month period ended September 30, 2012, total interest expense declined by approximately $1.6 million in the three month period ended September 30, 2013.”

Mr. Peck continued, “The Company’s non-interest expenses for the three and nine month periods ending September 30, 2013, remain relatively unchanged as compared to the same periods in 2012. On a linked quarter basis, non-interest expenses declined $141,000 despite an increase in non-interest expense associated with the termination of a merger agreement. We continue to focus on operating as efficiently as possible while focusing our energies to grow our loan portfolio in a safe and prudent manner.”

Mr. Peck concluded, “We recently announced a stock purchase program of 375,000 shares as well as an increase in our quarterly dividend payments. These announcements reflect the confidence of the Board of Directors and Management in the future of the Company.”

Financial Highlights

•	At September 30, 2013, the Company’s tangible book value was $12.92 per share and tangible common equity ratio was 10.32%. The reduction in book value at September 30, 2013, as compared to December 31, 2012, was the result of a lower level of unrealized gains on securities. The Bank’s Tier 1 Capital and Total Risk Based Capital Ratios at September 30, 2013, were 10.71% and 18.36%, respectively. The Company’s Tier 1 Capital and Total Risk Based Capital Ratios were 11.04% and 19.20%, respectively.

•	At September 30, 2013, the Company’s allowance for loan loss totaled $9.4 million, or 1.74% of total loans and 77.7% of non-accrual loans. In the nine month period ended September 30, 2013, the Company’s net charge offs totaled $2.4 million, or an annualized rate of 0.61% of average loans.

•	For the three month period ended September 30, 2013, the Company’s net interest margin was 3.04%, as compared to 2.67% for the three month period ended September 30, 2012, and 2.99% for the three month period ended June 30, 2013.

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HFBC Reports Third Quarter Results

October 28, 2013

Asset Quality

At September 30, 2013, the Company’s level of non-accrual loans totaled $12.1 million, as compared to $7.7 million at December 31, 2012, and $11.8 million at June 30, 2013. A summary of non-accrual loans at September 30, 2013, and December 31, 2012, is as follows:

	September 30, 2013	December 31, 2012
	(Dollars in Thousands)
One-to-four family mortgages	865	2,243
Home equity line of credit	275	66
Junior lien	2	4
Multi-family	—	38
Construction	—	—
Land	2,257	2,768
Non-residential real estate	7,187	1,134
Farmland	744	648
Consumer loans	316	145
Commercial loans	482	617

Total non-accrual loans	12,128	7,663

A summary of the level of classified loans at September 30, 2013, is as follows:

						Specific	Allowance
			Impaired Loans			Allowance	for
September 30, 2013		Special				for	Performing
	Pass	Mention	Substandard	Doubtful	Total	Impairment	Loans
	(Dollars in Thousands)
One-to-four family mortgages	$151,028	1,423	5,406	—	157,857	755	1,386
Home equity line of credit	34,195	—	877	—	35,072	66	218
Junior liens	3,163	44	369	—	3,576	17	85
Multi-family	28,433	—	—	—	28,433	—	350
Construction	9,182	176	—	—	9,358	—	69
Land	19,523	1,789	16,209	—	37,521	828	298
Non-residential real estate	135,008	2,183	14,304	—	151,495	1,573	2,105
Farmland	45,275	807	4,826	—	50,908	—	439
Consumer loans	11,769	—	540	—	12,309	119	459
Commercial loans	52,089	96	2,746	—	54,931	44	607

Total	$489,665	6,518	45,277	—	541,460	3,402	6,016

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HFBC Reports Third Quarter Results

October 28, 2013

At September 30, 2013, non-accrual loans plus other real estate owned totaled $13.6 million, or 1.45% of total assets, as compared to $9.2 million, or 0.95% of total assets, at December 31, 2012. A summary of the activity in other real estate owned for the nine month period ended September 30, 2013, is as follows:

	Activity During 2013
	Balance			Reduction	Gain (Loss)	Balance
	12/31/2012	Foreclosures	Proceeds	in Values	on Sale	9/30/2013
	(Dollars in Thousands)
One-to-four family mortgages	$258	758	(790)	(8)	34	252
Multi-family	—	—	—	—	—	—
Construction	130	—	(110)	(110)	90	—
Land	1,112	—	—	—	—	1,112
Non-residential real estate	44	40	(18)	(11)	18	73
Consumer assets	4	7	(3)	(4)	(2)	2

Total	$1,548	805	(921)	(133)	140	1,439

At September 30, 2013, the Company’s level of loans classified as substandard was $45.3 million as compared to $66.6 million at December 31, 2012. At September 30, 2013, the Company’s classified loan to risk based capital ratio was 39.2%. The Company’s specific reserve for impaired loans was $3.4 million at September 30, 2013, and $3.8 million at December 31, 2012, respectively.

At September 30, 2013, the Company has no loans classified as Troubled Debt Restructurings (“TDRs”) as compared to $11.0 million at December 31, 2012. A summary of the activity in loans classified as TDRs for the nine month period ended September 30, 2013, is as follows:

	Balance at 12/31/12	New TDR	Loss or Foreclosure	Removed due to Payment or Performance	Removed from (Taken to) Non-accrual	Balance at 9/30/13
	(Dollars in Thousands)
One-to-four family mortgages	$1,888	242	—	(1,863)	(267)	—
Home equity line of credit	—	—	—	—	—	—
Junior Lien	96	—	—	(10)	(86)	—
Multi-family	234	—	—	(234)	—	—
Construction	4,112	—	—	—	(4,112)	—
Land	656	2,649	(393)	(656)	(2,256)	—
Non-residential real estate	3,173	266	(864)		(2,575)	—
Farmland	865	—	—	(865)	—	—
Consumer loans	5	—	—	(5)	—	—

Commercial loans	9	222	—	(231)	—	—

Total performing TDR	$11,038	3,379	(1,257)	(3,864)	(9,296)	—

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HFBC Reports Third Quarter Results

October 28, 2013

A summary of TDRs and non-performing TDRs at September 30, 2013, and December 31, 2012, is stated below:

	September 30, 2013	December 31, 2012
	(Dollars in Thousands)
One-to-four family mortgages	—	1,888
Home equity line of credit	—	—
Junior lien	—	196
Multi-family	—	234
Construction	—	4,112
Land	—	3,424
Non-residential real estate	—	3,173
Farmland	—	909
Consumer loans	—	5
Commercial loans	—	128

Total TDR	—	14,069

Less:
TDR in non-accrual status
One-to-four family mortgages	—	—
Home equity line of credit	—	—
Junior lien	—	(100)
Multi-family	—	—
Construction	—	—
Land	—	(2,768)
Non-residential real estate	—	(44)
Consumer loans	—	—
Commercial loans	—	(119)

Total performing TDR	—	$11,038

Net Interest Income

For the three month period ended September 30, 2013, the Company’s net interest income was $6.3 million, compared to $5.9 million for the three month period ended September 30, 2012, and $6.2 million for the three month period ended June 30, 2013. For the three month period ended September 30, 2013, the Company’s net interest margin was 3.04%, as compared to 2.67% for the three month period ended September 30, 2012, and 2.90% for the three month period ended June 30, 2013.

For the nine month period ended September 30, 2013, the Company’s net interest income was $18.9 million, as compared to $19.4 million for the nine month period ended September 30, 2012. For the nine month period ended September 30, 2013, the Company’s net interest margin was 2.98%, as compared to 2.84% for the nine month period ended September 30, 2012.

The increase in the Company’s net interest income and net interest margin are largely the result of significant balances of time deposits that matured in the second and third quarters of 2013. The Company anticipates that the full benefit of the deposit maturities will be realized in the fourth quarter of 2013. The Company does not anticipate that it can make material reductions in its deposit structure for the next few quarters as the weighted average cost of upcoming maturities are generally below 1.00%.

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HFBC Reports Third Quarter Results

October 28, 2013

Non-interest Income

Non-interest income for the three month period ended September 30, 2013, was $1.8 million, as compared to $2.9 million for the three month period ended September 30, 2012, and $2.8 million for the three month period ended June 30, 2013. Non-interest income for the nine month periods ended September 30, 2013, and September 30, 2012, was $7.1 million and $7.5 million, respectively.

The decline in non-interest income for the three month period ended September 30, 2013, as compared to the three month periods ended September 30, 2012, and June 30, 2013, was primarily the result of a $400,000 other than temporary impairment on the trust preferred security in the Company’s investment portfolio and a reduced amount of gains on the sale of securities. In June 2008, the Company purchased a $2.0 million private placement trust preferred security issued by First Financial Services Corporation (“FFKY”) of Elizabethtown, Kentucky. The security has a thirty year maturity and is scheduled to pay an 8% annualized dividend quarterly. In October 2010, the Company was informed that, pursuant to the trust preferred agreement, FFKY would defer future dividends due to asset quality and capital issues at FFKY.

The Company has continually reviewed all quarterly regulatory filings to determine the future viability of FFKY. Despite asset quality improvements at FFKY, we have determined that it is unlikely that FFKY will be able to resume dividend payments prior to the five year deferral period (set to expire in October 2015) provided for in the trust preferred agreement. Therefore, we have determined that the Company’s investment in FFKY is permanently impaired and should be written down accordingly. At September 30, 2013, the Company reduced the value of its FFKY investment by $400,000, or 20%, through an expense other than temporary impairment charge.

The Company recognized net gains on the sale of securities of $201,000, $944,000, and $789,000 for the three month periods ended September 30, 2013, September 30, 2012, and June 30, 2013, respectively. The Company recognized net gains on the sales of securities of $1.6 million, for the nine month periods ended September 30, 2013, and September 30, 2012, respectively.

For the three and nine month periods ended September 30, 2013, the Company’s revenue related to the origination of fixed rate mortgage loans was $147,000 and $559,000, respectively, as compared to $218,000 and $684,000 for the same periods in 2012. The recent increase in the long term interest rates has negatively affected the demand for secondary market mortgage loans, reducing our income in the three month period ended September 30, 2013. The Company earned $314,000 and $958,000 in commission from our financial services production during the three and nine month periods ended September 30, 2013, as compared to $280,000 and $778,000, respectively, for the same periods in 2012. The Company’s wealth management employees report increased interest in non-FDIC insured products as interest rates remain low and the United States equity markets continue to improve.

Non-interest Expense

Non-interest expenses were $7.0 million, $7.0 million and $7.1 million for the three month periods ended September 30, 2013, September 30, 2012, and June 30, 2013, respectively. For the nine months ended September 30, 2013, and September 30, 2012, non-interest expenses were $21.4 million and $21.5 million, respectively.

On a linked quarter basis, professional services expenses declined by $56,000 despite the Company incurring charges in excess of $150,000 related to the previously announced termination of a merger agreement with Sumner Bank and Trust. On a linked quarter basis, the Company has experienced a modest decline in most operating expense line items.

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HFBC Reports Third Quarter Results

October 28, 2013

Balance Sheet

At September 30, 2013, consolidated assets were $935.5 million, a decrease of $32.1 million as compared to December 31, 2012. The decline in assets is largely the result of a $54.1 million reduction in time deposits as the Company has chosen to allow selected high cost deposit funding to leave the Company. The Company has funded the outflow of deposits by the sale of securities.

For the nine month period ended September 30, 2013, gross loans increased by approximately $5.8 million, to $541.4 million as compared to $535.6 million at December 31, 2012. In the Company’s market area, desirable lending opportunities remain limited at this time, making meaningful loan growth challenging.

The Company

Prior to June 5, 2013, HopFed Bancorp, Inc. was a federally chartered savings and loan holding company with Heritage Bank as its wholly owned thrift subsidiary. On June 5, 2013, Heritage Bank’s legal name was changed to Heritage Bank USA, Inc. and its charter was converted to a Kentucky state chartered commercial bank with the Kentucky Department of Financial Institutions and the Federal Deposit Insurance Corporation as its regulators. Also on June 5, 2013, HopFed Bancorp, Inc. became a non-member federally chartered commercial bank holding company regulated by the Federal Reserve Board. HopFed Bancorp, Inc. is the holding company for Heritage Bank USA, Inc. headquartered in Hopkinsville, Kentucky. The Bank has eighteen offices in western Kentucky and middle Tennessee in addition to its subsidiary, Fall & Fall Insurance of Fulton, Kentucky. The Company has two additional operating divisions including Heritage Wealth Management of Murray, Kentucky, Hopkinsville, Kentucky, and Pleasant View, Tennessee, which offers a broad line of financial services. Heritage Mortgage Services of Clarksville, Tennessee, offers long term fixed rate 1- 4 family mortgages loans that are originated for the secondary market in all communities in the Company’s general market area. The Bank offers a broad line of banking and financial products and services with the personalized focus of a community banking organization. More information about HopFed Bancorp and Heritage Bank USA, Inc. may be found on its website www.bankwithheritage.com.

Forward-Looking Information

Information contained in this press release, other than historical information, may be considered forward-looking in nature and is subject to various risk, uncertainties, and assumptions. Should one or more of these risks or uncertainties materialize, or should the underlying assumptions prove incorrect, actual results may vary materially from those anticipated, estimated or expected. Among the key factors that may have a direct bearing on the Company’s operating results, performance or financial condition are competition and the demand for the Company’s products and services, and other factors as set forth in filings with the Securities and Exchange Commission. The Company undertakes no duty to update any forward-looking statement to conform the statement to actual results or changes in the Company’s expectations. Certain tabular presentations may not reconcile because of rounding.

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HFBC Reports Third Quarter Results

October 28, 2013

HOPFED BANCORP, INC.

Consolidated Balance Sheets

(Dollars in thousands)

Assets	September 30, 2013	December 31, 2012
	(unaudited)
Cash and due from banks	$24,566	31,563
Interest-earning deposits	3,777	5,613

Cash and cash equivalents	28,343	37,176
Federal Home Loan Bank stock, at cost	4,428	4,428
Securities available for sale	322,776	356,345
Loans receivable, net of allowance for loan losses of $9,418 at September 30, 2013, and $10,648 at December 31, 2012	532,013	524,985
Accrued interest receivable	5,042	5,398
Real estate and other assets owned	1,439	1,548
Bank owned life insurance	9,574	9,323
Premises and equipment, net	21,707	22,557
Deferred tax assets	4,033	—
Intangible asset	162	292
Other assets	5,936	5,637

Total assets	$935,453	967,689

Liabilities and Stockholders’ Equity
Liabilities:
Deposits:
Non-interest-bearing accounts	$98,437	94,083
Interest-bearing accounts
NOW accounts	155,655	147,047
Savings and money market accounts	89,869	81,643
Other time deposits	382,976	437,092

Total deposits	726,937	759,865

Advances from Federal Home Loan Bank	47,276	43,741
Repurchase agreements	48,182	43,508
Subordinated debentures	10,310	10,310
Advances from borrowers for taxes and insurance	822	396
Dividends payable	326	180
Deferred tax liability	—	568
Accrued expenses and other liabilities	4,882	4,122

Total liabilities	838,735	862,690

This information is preliminary and based on company data available at the time of the presentation.

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HFBC Reports Third Quarter Results

October 28, 2013

HOPFED BANCORP, INC.

Consolidated Balance Sheets, Continued

(Dollars in thousands)

	September 30, 2013	December 31, 2012
	(unaudited)
Stockholders’ equity
Preferred stock, par value $0.01 per share; authorized - 500,000 shares; no shares outstanding at September 30, 2013, and 18,400 shares issued and outstanding at December 31, 2012	—	—
Common stock, par value $.01 per share; authorized 15,000,000 shares; 7,927,287 issued and 7,574,267 outstanding at September 30, 2013, and 7,905,728 issued and 7,502,812 outstanding at December 31, 2012	79	79
Common stock warrant	—	556
Additional paid-in-capital	58,262	76,288
Retained earnings	43,916	41,829
Treasury stock- preferred (at cost, none at September 30, 2013, and 18,400 shares at December 31, 2012)	—	(18,400)
Treasury stock- common (at cost, 453,020 shares at September 30, 2013, and 402,916 shares at December 31, 2012)	(5,635)	(5,076)
Accumulated other comprehensive income, net of taxes	96	9,723

Total stockholders’ equity	96,718	104,999

Total liabilities and stockholders’ equity	$935,453	967,689

This information is preliminary and based on company data available at the time of the presentation.

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HFBC Reports Third Quarter Results

October 28, 2013

HOPFED BANCORP, INC.

Consolidated Condensed Statements of Income

(Dollars in thousands)

Unaudited

	For the Three Month Periods Ended September 30,		For the Nine Month Periods Ended September 30,
	2013	2012	2013	2012
Interest and dividend income:
Loans receivable	6,605	7,403	20,163	22,617
Investment in securities, taxable	1,641	2,014	5,237	6,823
Nontaxable securities available for sale	544	573	1,676	1,695
Interest-earning deposits	5	6	18	20

Total interest and dividend income	8,795	9,996	27,094	31,155

Interest expense:
Deposits	1,622	2,640	5,604	8,279
Advances from Federal Home Loan Bank	445	1,017	1,335	2,155
Repurchase agreements	245	236	717	721
Subordinated debentures	184	185	548	553

Total interest expense	2,496	4,078	8,204	11,708

Net interest income	6,299	5,918	18,890	19,447

Provision for loan losses	426	506	1,208	1,775

Net interest income after provision for loan losses	5,873	5,412	17,682	17,672

Non-interest income:
Service charges	949	963	2,739	2,874
Merchant card income	245	212	727	620
Mortgage origination revenue	147	218	559	684
Gain on sale of securities	201	944	1,617	1,618
Other than temporary impairment	(400)	—	(400)	—
Income from bank owned life insurance	88	80	250	238
Financial services commission	314	280	958	778
Other operating income	225	200	630	641

Total non-interest income	1,769	2,897	7,080	7,453

This information is preliminary and based on company data available at the time of the presentation.

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HFBC Reports Third Quarter Results

October 28, 2013

HOPFED BANCORP, INC.

Consolidated Condensed Statements of Income, Continued

(Dollars in thousands, except share and per share data)

(Unaudited)

	For the Three Month Periods Ended September 30,		For the Nine Month Periods Ended September 30,
	2013	2012	2013	2012
Non-interest expenses:
Salaries and benefits	3,735	3,447	11,297	10,515
Occupancy	878	875	2,605	2,614
Data processing	652	610	1,948	1,863
State bank tax	143	161	432	485
Intangible amortization	33	48	130	178
Professional services	493	435	1,435	1,320
Deposit insurance and examination	137	419	548	1,272
Advertising expense	292	324	933	952
Postage and communications	149	146	427	444
Supplies expense	159	64	388	280
Loss on disposal of equipment	—	5	—	13
(Gain) loss on real estate owned	(54)	68	(7)	287
Real estate owned expenses	78	19	186	90
Other operating	289	350	1,060	1,196

Total non-interest expense	6,984	6,971	21,382	21,509

Income before income tax expense	658	1,338	3,380	3,616
Income tax expense	122	263	694	652

Net income	536	1,075	2,686	2,964

Less:
Dividend on preferred shares	—	229	—	689
Accretion dividend on preferred shares	—	27	—	83

Net income available to common shareholders	$536	$819	$2,686	$2,192

Net income available to common shareholders

Per share, basic	$0.07	$0.11	$0.36	$0.29

Per share, diluted	$0.07	$0.11	$0.36	$0.29

Dividend per share	$0.04	$0.02	$0.08	$0.06

Weighted average shares outstanding - basic	7,483,582	7,487,283	7,483,606	7,485,571

Weighted average shares outstanding - diluted	7,483,582	7,485,283	7,483,606	7,485,571

This information is preliminary and based on company data available at the time of the presentation.

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HFBC Reports Third Quarter Results

October 28, 2013

HOPFED BANCORP, INC.

Selected Financial Data

(Dollars in thousands)

	For the Three Months Ended
	9/30/2013	6/30/2013	Change from Prior Quarter
Interest and dividend income:
Loans receivable	6,605	6,676	(71)
Investment in securities, taxable	1,641	1,764	(123)
Nontaxable securities available for sale	544	547	(3)
Interest-earning deposits	5	7	(2)

Total interest and dividend income	8,795	8,994	(199)

Interest expense:
Deposits	1,622	1,936	(314)
Advances from Federal Home Loan Bank	445	446	(1)
Repurchase agreements	245	230	15
Subordinated debentures	184	182	2

Total interest expense	2,496	2,794	(298)

Net interest income	6,299	6,200	99

Provision for loan losses	426	406	20

Net interest income after provision for loan losses	5,873	5,794	79

Non-interest income:
Service charges	949	937	12
Merchant card income	245	259	(14)
Mortgage origination revenue	147	212	(65)
Gain on sale of securities	201	789	(588)
Other than temporary impairment	(400)	—	(400)
Income from bank owned life insurance	88	87	1
Financial services commission	314	347	(33)
Other operating income	225	197	28

Total non-interest income	1,769	2,828	(1,059)

This information is preliminary and based on company data available at the time of the presentation

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HFBC Reports Third Quarter Results

October 28, 2013

HOPFED BANCORP, INC.

Selected Financial Data

(Dollars in thousands, except share and per share data)

	For the Three Months Ended
	9/30/2013	6/30/2013	Change from Prior Quarter
Non-interest expenses:
Salaries and benefits	$3,735	3,714	21
Occupancy expense	878	882	(4)
Data processing expense	652	646	6
State deposit tax	143	147	(4)
Intangible amortization expense	33	48	(15)
Professional services expense	493	549	(56)
Deposit insurance and examination expense	137	179	(42)
Advertising expense	292	308	(16)
Postage and communications expense	149	139	10
Supplies expense	159	93	66
(Gain) Loss on sale of real estate owned	(54)	12	(66)
Real estate owned expenses	78	32	46
Other operating expenses	289	375	(86)

		-86

Total non-interest expense	6,984	7,038	(140)

Income before income tax expense	658	1,584	(926)
Income tax expense	122	332	(210)

Net income	536	1,252	(716)

Net income (loss) available (attributable) to common stockholders
Per share, basic	$0.07	$0.16	(0.09)

Per share, diluted	$0.07	$0.16	(0.09)

Dividend per share	$0.02	$0.02

Weighted average shares outstanding - basic	7,483,582	7,488,906

Weighted average shares outstanding - diluted	7,483,582	7,488,906

This information is preliminary and based on company data available at the time of the presentation.

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HFBC Reports Third Quarter Results

October 28, 2013

HOPFED BANCORP, INC.

Selected Financial Data

The table below adjusts tax-free investment income for the nine month periods ended September 30, 2013, and September 30, 2012, by $811,000 and $798,000, respectively; for a tax equivalent rate using a cost of funds rate of 1.40% for the nine month period ended September 30, 2013, and 1.80% for the nine month period ended September 30, 2012. The table adjusts tax-free loan income by $6,000 for nine month period ended September 30, 2013, and $7,000 for the nine month period ended September 30, 2012, for a tax equivalent rate using the same cost of funds rate:

	Average Balance 9/30/2013	Income and Expense 9/30/2013	Average Rates 9/30/2013	Average Balance 9/30/2012	Income and Expense 9/30/2012	Average Rates 9/30/2012
	(Dollars in Thousands, Except Percentages)
Loans	$527,054	$20,169	5.10%	$545,464	$22,624	5.53%
Investments AFS taxable	275,934	5,237	2.53%	322,091	6,823	2.82%
Investment AFS tax free	71,269	2,488	4.66%	67,714	2,493	4.91%
Interest bearing deposits	8,851	18	0.27%	14,918	20	0.18%

Total interest earning assets	883,108	27,912	4.21%	950,187	31,960	4.48%

Other assets	79,779			87,878

Total assets	$962,887			$1,038,065

Retail time deposits	$370,917	4,018	1.44%	$444,553	6,538	1.96%
Brokered deposits	44,002	525	1.59%	52,558	754	1.91%
Now accounts	163,493	952	0.78%	145,015	888	0.82%
MMDA and savings accounts	84,823	109	0.17%	73,983	99	0.18%
FHLB borrowings	43,602	1,335	4.08%	61,336	2,155	4.68%
Repurchase agreements	41,556	717	2.30%	40,968	721	2.35%
Subordinated debentures	10,310	548	7.09%	10,310	553	7.15%

Total interest bearing liabilities	758,703	8,204	1.44%	828,723	11,708	1.88%

Non-interest bearing deposits	94,695			82,800
Other liabilities	4,361			5,717

Shareholders equity	105,128			120,825

Total liabilities and shareholder equity	$962,887			$1,038,065

Net interest income		$19,708			$20,252

Interest rate spread			2.77%			2.60%

Net interest margin		2.98%			2.84%

This information is preliminary and based on company data available at the time of the presentation.

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HFBC Reports Third Quarter Results

October 28, 2013

HOPFED BANCORP, INC.

Selected Financial Data

The table below adjusts tax-free investment income for the three month periods ended September 30, 2013, and September 30, 2012, by $264,000 and $273,000, respectively; for a tax equivalent rate using a cost of funds rate of 1.35% for the three month period ended September 30, 2013, and 2.00% for the three month period ended September 30, 2012. The table adjusts tax-free loan income by $2,000 for three month periods ended September 30, 2013, and September 30, 2012, respectively, for a tax equivalent rate using the same cost of funds rate:

	Average Balance 9/30/2013	Income & Expense 9/30/2013	Average Rates 9/30/2013	Average Balance 9/30/2012	Income & Expense 9/30/2012	Average Rates 9/30/2012
	(Dollars in Thousands, Except Percentages)
Loans	$530,086	$6,607	4.99%	$540,811	$7,405	5.48%
Investments AFS taxable	260,326	1,641	2.52%	308,578	2,014	2.61%
Investment AFS tax free	66,882	808	4.83%	69,420	846	4.87%
Fed Funds	7,237	5	0.28%	10,555	6	0.23%

Total interest earning assets	864,531	9,061	4.19%	929,364	10,271	4.42%

Other assets	75,930			87,537

Total assets	$940,461			$1,016,901

Retail time deposits	$352,291	1,141	1.30%	$430,568	2,064	1.92%
Brokered deposits	43,353	163	1.50%	49,181	258	2.10%
Now accounts	159,419	279	0.70%	140,424	285	0.81%
MMDA and savings accounts	87,687	39	0.18%	75,031	33	0.18%
FHLB borrowings	43,634	445	4.08%	58,962	1,017	6.90%
Repurchase agreements	43,448	245	2.26%	39,093	236	2.41%
Subordinated debentures	10,310	184	7.14%	10,310	185	7.18%

Total interest bearing liabilities	740,142	2,496	1.35%	803,569	4,078	2.03%

Non-interest bearing deposits	96,343			84,079
Other liabilities	5,013			6,284

Stockholders’ equity	98,963			122,969

Total liabilities and stockholders’ equity	$940,461			$1,016,901

Net interest income		$6,565			$6,193

Interest rate spread			2.84%			2.39%

Net yield on interest earning assets		3.04%			2.67%

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